Exhibit 10.7

Shuhong YUAN

Yue XUAN

YAO FANG INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

And

GUANGDONG YIHAO PHARMACY CO., LTD.

PROXY AGREEMENT

September 5, 2013

This PROXY AGREEMENT (“Agreement”) was made and entered into on September 5, 2013 by and among the following parties in Shanghai, the People’s Republic of China (“China”):

Shuhong YUAN, Chinese citizen, ID No.: ******************;

Yue XUAN, Chinese Citizen, ID No.: ******************:

(Hereinafter collectively referred to as “Principals”)

YAO FANG INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD., a wholly foreign owned enterprise duly organized and existing under the laws of China, with its registered address at Room 805, Suite B, No.1 Building, No.977, Shangfeng Road, Tang Town, Pudong New Area, Shanghai, China (“Proxy”);

And

GUANGDONG YIHAO PHARMACY CO., LTD., a limited liability company duly organized and existing under the laws of China with its legal address at Zone A, 2/F, No.1 Gonghe Road (West), Yuexiu District, Guangzhou, China (“Operating Company”).

Each as a “Party” and collectively as “Parties”.

WHEREAS:

1. Yuan Shuhong and Xuan Yue are the shareholders of the Operating Company and respectively own 50% equity (“Equity”) in the registered capital of the Operating Company.

2. The Operating Company and the Proxy entered into an Exclusive Support Services Agreement (“Exclusive Support Services Agreement”) on September 5, 2013;

3. As one of the pre-conditions for the Proxy to provide the services under the Exclusive Support Services Agreement, the Principal and the Proxy shall enter into a Proxy Agreement, whereby the Proxy will be authorized to exercise the voting right and the management right of the shareholder in the Operating Company for and on behalf of the Principal.

NOW, THEREFORE, the Parties hereby agree that:

1. DELEGATION OF SHAREHOLDERS’ VOTING RIGHT AND OTHER RIGHTS

1.1 Subject to the terms and conditions of this Agreement, the Principal hereby irrevocably jointly and severally appoints and authorizes the Proxy to exercise the voting right and management right, etc. of shareholder in the Operating Company for and on behalf of the Principal. The power and right of the Proxy under the said authorization include but not limited to:

(1) To attend the shareholder’s meetings of the Operating Company for and on behalf of the Principal;

(2) To exercise the voting right as the shareholder of the Operating Company for and on behalf of the Principal;

(3) To exercise the management right of the Operating Company for and on behalf of the Principal;

(4) To propose the convening of a special shareholder’s meeting;

(5) To sign the documents submitted to the government department for registration or approval, if necessary, for and on behalf of the Principal;

(6) To exercise all other rights of the shareholder under the laws and the articles of association of the Operating Company for and on behalf of the Principal.

1.2 In order that the Proxy can effectively exercise and carry out the power and right granted to the Proxy under Article 1.1, the Principal hereby undertakes and agrees that, if any law, regulation or government authority requires the Principal to issue a special Letter of Proxy or similar document or go through the relevant formalities (such as notarization of the Letter of Proxy) in respect of certain specific matter authorized hereunder, the Principal shall immediately issue the Letter of Proxy according to such requirement.

1.3 The Principal hereby undertakes and confirms that, upon written request of the Proxy, the Principal shall appoint the nominees of the Proxy to act as the legal representative or director or any other officer of the Operating Company.

1.4 The Principal hereby agrees and confirms that the Proxy may sub-delegate its officers to exercise the power and right granted under Article 1.1 above by giving a written notice to the Principal; and that upon receipt of the aforesaid written notice and when necessary, the Principal shall issue a Letter of Proxy to such officers designated by the Proxy and grant the same power and right to such officers according to the requirement indicated in the written notice issued by the Proxy. However, the Proxy may revoke the authorization of power and right to such officers by giving a written notice to the Principal. Upon receipt of such a written notice from the Proxy, the Principal shall immediately revoke the authorization to such officers according to the requirement indicated by the Proxy in the written notice.

1.5 The Proxy shall perform its fiduciary duties in accordance with the laws with due care and diligence within the scope of authorization specified herein. The Principal hereby accepts and is liable for any legal consequences arising from the Proxy’s exercise of the aforementioned rights.

1.6 The Principal hereby confirms that the Proxy is not required to consult with the Principal in advance when exercising the aforementioned rights. However, upon making a resolution or a proposal for the convening of special shareholder’s meeting, the Proxy shall promptly notify the Principal.

2. RIGHT OF INFORMATION

For the purpose of exercising the rights hereunder, the Proxy shall be informed of the operations, business, customers, finances, employees and other relevant information of the Operating Company, and may access to the relevant information of the Operating Company. The Operating Company shall fully cooperate with it.

3. EXERCISE OF RIGHTS

3.1 The Principal will provide full assistance for the Proxy in exercising its rights hereunder, including timely signing the resolutions of shareholder’s meeting made by the Proxy regarding the Operating Company or any other relevant legal documents, if necessary (for example, to meet the requirements of government authorities for approval, registration and filing of the required documents).

3.2 If, at any time during the term of this Agreement, the granting or exercise of any right hereunder is unenforceable for any reason (other than default of the Principal or the Operating Company), the Parties shall immediately seek an alternative that is closest to the unenforceable provision, and, if necessary, sign a supplementary agreement to amend or modify the terms of this Agreement to ensure that the purpose of this Agreement can be fulfilled.

4. RELEASE AND INDEMNITY

4.1 The Parties acknowledge that the Proxy shall not be required to be liable to any other person or any third party or pay any financial or other indemnity in relation to its exercise of the rights hereunder or appointing others to exercise its rights hereunder.

4.2 The Principal and the Operating Company hereby agree to indemnify the Proxy against and hold it harmless from all losses suffered or would be suffered by the Proxy arising from its exercise of the rights hereunder, including but not limited to any action, suit, arbitration or claim of any third party, or any administrative investigation or penalty from any government authority, other than the losses resulting from willful misconduct or gross negligence of the Proxy.

5. REPRESENTATIONS AND WARRANTIES

The Principal hereby represents and warrants to the Proxy that:

(a)                                 The Principal has all powers and capacities to execute this Agreement and perform its obligations and duties hereunder;

(b)                                 All obligations and duties of the Principal hereunder are lawful, valid, binding and enforceable according to the terms and conditions of this Agreement;

(c)                                  Take and carry out all actions, conditions and matters (including all necessary consents, approvals and authorizations, if so required by the laws) necessary to:

(i) Cause the Principal to duly execute this Agreement, exercise its rights hereunder and perform and comply with its obligations and duties hereunder;

(ii) Ensure the obligations and duties of the Principal hereunder are lawful, valid and binding; and

(iii) Cause this Agreement to become the evidence admissible under the applicable laws.

(d)                                 Execution of this Agreement, exercise of its rights hereunder, performance and compliance with its obligations and duties hereunder by the Principal will not violate or conflict with, or exceed any power or limitation granted or imposed by:

(i) Any law, regulation, rule or decree, or any judgment, order or award, or any consent, approval or authorization with must be complied with by the Principal; or

(ii) Any provision of the articles of association or any other applicable document or constitutional document of the Principal; or

(iii) The provisions of any agreement or document to which the Principal is a party or by which the Principal or any of its assets is bound;

(e)                                 All approvals and authorizations to be obtained by the Principal from any government or any other authority (is so required by the laws) or from the Proxy necessary for execution, performance and perfection of this Agreement have been duly obtained and they are still in full effect and force.

6. WAIVER AND SEVERABILITY

Failure or delay to exercise any right, power or remedy hereunder by the Proxy will not affect such right, power or remedy, or constitute a waiver of such right, power or remedy; and any single or partial exercise of such right, power or remedy will not preclude the further exercise of such right, power or remedy, or exercise of any other right, power or remedy. If any provision of this Agreement at any time becomes unlawful, invalid or unenforceable at any aspect under any law of any jurisdiction, the lawfulness, validity and enforceability of such provision under the laws of any other jurisdiction and the lawfulness, validity and enforceability of any other provision of this Agreement will not be affected or prejudiced.

7. TERM

The term of the power and right granted to the Proxy hereunder shall be same as the term of the Exclusive Support Services Agreement.

8. NOTICE

All notices in relation to this Agreement shall be sent to the following address by personal delivery, registered mail or fax, unless a written notice has been given to change the following address. If sent by registered mail, it shall be deemed as duly served on the date indicated in the return receipt of the registered mail; if by personal delivery, on the date of delivery; if by fax, on the date indicated in the transmission confirmation of the fax, provided that the original copy of the notice is sent to the following address by personal delivery or registered mail immediately after the fax is transmitted.

To the Principal:

Address: No.10 Building, No.114, Lane 572, Bibo Road, Pudong New Area, Shanghai

Zip Code: 201203

Attention: Hua CHEN

Tel.: 021-58381172

Fax: 021-58381091

To the Proxy:

Address: No.10 Building, No.114, Lane 572, Bibo Road, Pudong New Area, Shanghai

Zip Code: 201203

Attention: Hua CHEN

Tel.: 021-58381172

Fax: 021-58381091

9. LIABILITIES FOR BREACH OF CONTRACT

The Parties agree and confirm that if any Party (“Breaching Party”) materially violates any covenant made herein or materially fails to perform any obligation hereunder, it shall constitute a breach hereunder, and any of other Parties (“Non-Breaching Party”) may request the Breaching Party to make correction or remedy within a reasonable period. If the Breaching Party fails to make correction or remedy within the reasonable period or 15 days upon receipt of the written notice from the Non-Breaching Party requesting the remedy, the Non-Breaching Party may at its sole discretion (1) terminate this

Agreement and demand the Breaching Party to fully indemnify the Non-Breaching Party against all damages; or (2) enforce the obligations of the Breaching Party hereunder and demand the Breaching Party to fully indemnify the Non-Breaching Party against all damages.

10. GOVERNING LAW AND DISPUTE SETTLEMENT

10.1 The validity, construction, performance as well as dispute settlement of or in connection with this Agreement shall be governed by the applicable laws of the People’s Republic of China.

10.2 Any dispute arising from the performance of this Agreement or in connection with this Agreement shall be settled by the Parties through friendly negotiation. If no settlement can be reached through negotiation within 30 days, any Party may submit the dispute to Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. For the avoidance of doubt, the Proxy may appoint an arbitrator, the Principal and the Operating Company may jointly appoint an arbitrator, and the Chairman of the Arbitration Commission may appoint the third arbitrator. The arbitration tribunal shall be composed of these three arbitrators. All arbitration proceeding shall be conducted in Chinese language. The arbitral award shall be final and binding upon the Parties.

10.3 During the settlement of a dispute, each Party shall continue to perform the provisions hereof, except for those involved in the dispute.

ARTICLE 11 MISCELLANEOUS

11.1 The rights and obligations of the Parties under this Agreement shall inure to the benefits of the respective successors of the Parties, as if they are a party to this Agreement.

11.2 No amendment or supplement to this Agreement shall be effective without the prior written request or consent of the Proxy (upon the prior written request from the Proxy, other Parties shall agree and cooperate with the amendment or supplement). Any amendment or supplement with the prior written request or consent of the Proxy shall be signed by the Parties in writing.

11.3 This Agreement shall become effective when it is duly signed or sealed by the Parties. This Agreement shall be made and executed in four originals and written in Chinese, one for each Party and each being of equal legal effect. The Parties may make and execute several counterparts of this Agreement as needed.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; THE SIGNATURE PAGE IS ATTACHED HEREINBELOW]

IN WITNESS WHEREOF, the Parties have executed or have caused their respective duly authorized representatives to execute this Proxy Agreement on the date indicated first above.

YAO FANG INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

Signature:	/s/ Hua CHEN
Name:	Hua CHEN
Title:	Legal Representative
Common Seal: /s/ Company seal

SHUHONG YUAN

Signature:	/s/ Shuhong YUAN

YUE XUAN

Signature:

GUANGDONG YIHAO PHARMACY CO., LTD.

Signature:	/s/ Hua CHEN
Name:	Hua CHEN
Title:	Legal Representative
Common Seal: /s/ Seal of Guangdong Yihao Pharmacy Co., Ltd.

IN WITNESS WHEREOF, the Parties have executed or have caused their respective duly authorized representatives to execute this Proxy Agreement on the date indicated first above.

YAO FANG INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

Signature:	/s/ Hua CHEN
Name:	Hua CHEN
Title:	Legal Representative
Common Seal: /s/ Company seal

SHUHONG YUAN

Signature:

YUE XUAN

Signature:	/s/ Yue XUAN

GUANGDONG YIHAO PHARMACY CO., LTD.

Signature:
Name:	Hua CHEN
Title:	Legal Representative
Common Seal: /s/ Seal of Guangdong Yihao Pharmacy Co., Ltd.

IN WITNESS WHEREOF, the Parties have executed or have caused their respective duly authorized representatives to execute this Proxy Agreement on the date indicated first above.

YAO FANG INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

Signature:	/s/ Hua CHEN
Name:	Hua CHEN
Title:	Legal Representative
Common Seal: /s/ Company seal

SHUHONG YUAN

Signature:

YUE XUAN

Signature:

GUANGDONG YIHAO PHARMACY CO., LTD.

Signature:	/s/ Hua CHEN
Name:	Hua CHEN
Title:	Legal Representative
Common Seal: /s/ Seal of Guangdong Yihao Pharmacy Co., Ltd.